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                         CONSECO, INC. AND SUBSIDIARIES           Exhibit 11.2

                COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED
              for the years ended December 31, 1995, 1994 and 1993

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                                                                              1995             1994              1993
                                                                              ----             ----              ----
Weighted average primary shares outstanding..........................     43,046,920       52,696,244         58,489,698
Incremental common equivalent shares:
    Related to options and employee stock plans based
       on market price at end of period..............................        299,458            8,986            107,932
    Related to convertible preferred stock...........................      8,893,530        9,013,222          8,392,740
                                                                        ------------      -----------       ------------

Weighted average fully diluted shares outstanding ...................     52,239,908       61,718,452         66,990,370
                                                                        ============      ===========       ============


Net income for fully diluted earnings per share:

    Net income as reported...........................................   $220,425,000     $150,398,000        $297,016,000

    Less preferred stock dividends...................................          -                -              (3,178,000)
                                                                        ------------     ------------        ------------
Net income for fully diluted earnings per share......................   $220,425,000     $150,398,000        $293,838,000
                                                                        ============     ============        ============

Net income per fully diluted common share............................          $4.22            $2.44              $4.39
                                                                               =====           =====              =====
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